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As filed with the Securities and Exchange Commission on August 13, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CTN MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3557317
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3350 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
(Address of Principal Executive Offices, Including Zip Code)

1996 Stock Incentive Plan
1996 Outside Directors' Stock Option Plan
Non-Qualified Stock Option Agreement
(Full title of Plans)

Jason Elkin	Copy to:
Chief Executive Officer	Lauren Z. Burnham, Esq.
CTN Media Group, Inc.	Morris, Manning & Martin, LLP
3350 Peachtree Road, Suite 1500	1600 Atlanta Financial Center
Atlanta, Georgia 30326	3343 Peachtree Road, N.E.
(404) 256-4444	Atlanta, Georgia 30326
(Name, Address and Telephone Number,	(404) 233-7000
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, $.005 par value per share	1,462,500 shares	$2.00	$2,784,606	$696.15

(1)
Represents 1,000,000 shares of Registrant's common stock issuable by Registrant under its 1996 Stock Incentive Plan, 450,000 shares of Registrant's common stock issuable by Registrant under its 1996 Outside Directors' Stock Option Plan and 12,500 shares to be issued by Registrant pursuant to a Non-Qualified Stock Option Agreement between Registrant and Richard Lewis dated May 17, 2001.

(2)
Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's common stock as reported on the Nasdaq Small Cap Market on July 30, 2001, which is the most recent trading date.

(3)
The proposed maximum aggregate offering price of the common stock offered hereunder is based on (i) 209,544 shares subject to options previously granted at a weighted average exercise price of $1.33 per share and (ii) 1,252,956 shares not subject to outstanding options but reserved for issuance at an assumed exercise price of $2.00 per share.

EXPLANATORY STATEMENT

    This Registration Statement relates, in part, to an amendment of the Registrant's 1996 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued under that plan from 2,000,000 to 3,000,000 and an amendment to Registrant's 1996 Outside Directors' Stock Option Plan to increase the number of shares of common stock authorized to be issued under that plan from 460,000 to 910,000. Earlier Registration Statements on Form S-8 were filed (i) on June 20, 2000 (Registration No. 333-39724) and November 24, 1998 (Registration No. 333-67829) covering an aggregate of 2,000,000 shares of common stock issuable under the 1996 Stock Incentive Plan and (ii) on June 4, 1999 (Registration No. 333-79967) and November 24, 1998 (Registration No. 333-67829) covering an aggregate of 460,000 shares of common stock issuable under the 1996 Outside Directors' Stock Option Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I will be sent or given to employees and/or directors of CTN Media Group, Inc. as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a)
  The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on April 2, 2001 (File No. 000-19997);

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 12, 2000 (File No. 000-19997); and

  (c)
  The Registrant's Registration Statement on Form S-3, filed with the Commission on June 20, 2000 (File No. 333-39704), with respect to the description of the Registrant's common stock contained therein.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

    The Registrant hereby undertakes to provide without charge to each person to whom a prospectus relating to this Registration Statement is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents that are not specifically incorporated by reference into the information that this Registration Statement incorporates). Written or telephone requests should be directed to Neil H. Dickson, General Counsel, CTN Media Group, Inc., 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326, telephone number (404) 256-4444.

Item 4. Description of Securities.

    A description of the Registrant's common stock is incorporated by reference under Item 3.

Item 5. Interests of Named Experts and Counsel.

    Legal matters in connection with the shares of common stock offered hereby were passed upon by Morris, Manning & Martin, LLP, Atlanta, Georgia. Members of Morris, Manning & Martin, LLP hold less than 1% of the outstanding shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers.

    The Registrant's Restated Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law, whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Restated Certificate of Incorporation also limits to the fullest extent permitted by the Delaware General Corporation Law a director's liability to the Registrant or its stockholders for monetary damages for breach of any fiduciary duty as a director, except where a director (i) breaches his or her duty of loyalty to the Registrant or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of the law, (iii) authorizes payment of an unlawful dividend or stock repurchase or redemption or (iv) obtains an improper personal benefit. This provision of the Restated Certificate of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty.

Item 7. Exemption From Registration Claimed.

    Not applicable.

Item 8. Exhibits.

      (a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Registrant's 1996 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Form 14A with respect to its 1996 Annual Meeting of Stockholders filed on July 1, 1996).
4.2
First Amendment to 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 000-19997) filed on May 15, 1998).
4.3
Second Amendment to 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 (File No. 000-19997) filed on August 14, 1998).
4.4
Third Amendment to 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-19997) filed on March 30, 2000).
4.5
Registrant's Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit B to Registrant's Definitive Proxy Statement on Form 14A with respect to its 1996 Annual Meeting of Stockholders filed on July 1, 1996).
4.6
First Amendment to Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 000-19997) filed on May 15, 1998).

4.7
Second Amendment to Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 (File No. 000-19997) filed on August 14, 1998).
4.8
Third Amendment to Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit 10.10 to Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-19997) filed on March 30, 2000).
4.9	Non-Qualified Stock Option Agreement between the Company and Richard Lewis dated May 17, 2001.
5.1	Opinion of Morris, Manning & Martin, LLP, as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)
      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 9th day of August, 2001.

CTN Media Group, Inc.
By:	/s/ JASON ELKIN Jason Elkin Chief Executive Officer and Chairman of the Board

    In accordance with the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ JASON ELKIN Jason Elkin	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2001
/s/ PATRICK G. DORAN Patrick G. Doran	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 13, 2001
/s/ DANIEL M. GILL Daniel M. Gill	Director	August 13, 2001
Steven Haft	Director
C. Thomas McMillen	Director
/s/ HOLLIS W. RADEMACHER Hollis W. Rademacher	Director	August 13, 2001
/s/ THOMAS A. ROCCO Thomas A. Rocco	President and Director	August 13, 2001
/s/ STEPHEN ROBERTS Stephen Roberts	Director	August 13, 2001
/s/ AVY H. STEIN Avy H. Stein	Director	August 13, 2001
/s/ JAMES W. WOOD James W. Wood	Director	August 13, 2001
Sergio Zyman	Director

Exhibit Index

Exhibit No.	Description
4.1	Registrant's 1996 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Form 14A with respect to its 1996 Annual Meeting of Stockholders filed on July 1, 1996).
4.2
First Amendment to 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 000-19997) filed on May 15, 1998).
4.3
Second Amendment to 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 (File No. 000-19997) filed on August 14, 1998).
4.4
Third Amendment to 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-19997) filed on March 30, 2000).
4.5
Registrant's Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit B to Registrant's Definitive Proxy Statement on Form 14A with respect to its 1996 Annual Meeting of Stockholders filed on July 1, 1996).
4.6
First Amendment to Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (File No. 000-19997) filed on May 15, 1998).
4.7
Second Amendment to Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 (File No. 000-19997) filed on August 14, 1998).
4.8
Third Amendment to Outside Directors' 1996 Stock Option Plan (incorporated by reference to Exhibit 10.10 to Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-19997) filed on March 30, 2000).
4.9	Non-Qualified Stock Option Agreement between the Company and Richard Lewis dated May 17, 2001.
5.1	Opinion of Morris, Manning & Martin, LLP, as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

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EXPLANATORY STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
Exhibit Index